CAPITAL BANK CORPORATION
                         NONQUALIFIED STOCK OPTION PLAN


        1. Purpose. This purpose of the Capital Bank Corporation Nonqualified Stock Option Plan (the "Plan") is to advance the interests of Capital Bank Corporation (the "Corporation") by making shares of the Corporation's common stock ("Common Stock") available for purchase by certain directors, local board members, officers, and employees of the Corporation in order to give such persons an additional incentive to continue their relationship with the Corporation and promote the Corporation's success. This purpose will be carried out through the granting of certain stock options which are not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2. Administration of Plan. The Board of Directors of the Corporation (the "Board") shall designate a committee of at least two "Nonemployee Directors" as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities and Exchange Act of 1934 (the "Committee") to administer the Plan. The Committee shall report its actions to the Board. The Board may from time to time remove members from the Committee and appoint their successors. The Board shall fill all vacancies on the Committee however caused. Except as otherwise expressly provided in the Plan, the Committee shall have full discretionary authority to: (a) determine the persons to whom options shall be granted (the "Optionees"); (b) determine the time and times at which options shall be granted; (c) determine the number of shares subject to each option; (d) determine the option price of the shares subject to each option; (e) determine the time or times when each option shall become exercisable and the duration of the exercise period; (f) interpret the Plan and prescribe, amend, and rescind rules and regulations relating to it; (g) determine the terms and provisions (and amendments of the terms and provisions) of the option agreements to be entered into between the Corporation and each Optionee (which option agreements need not be identical), including such terms and provisions as shall be required in the Committee's judgment to conform to any change in any applicable law or regulation; and (h) make all other determinations the Committee shall deem necessary or advisable for the Plan's administration. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. No member of the Committee or the Board shall be liable to any person for any action or determination which he or she makes in good faith.

        3.     Eligibility.

               (a) Subject to the provisions of Section 2, any member of the Board, member of a local board of directors, officer or employee designated by the Committee shall be eligible to receive options under the Plan. In determining the eligibility of an individual to receive an option and the number of shares to be granted to such individual, the Committee may take into account the position and responsibilities of the individual, the nature of the services rendered by the individual, the individual's present and potential contributions to the success of the Corporation and such other factors as the Committee in its discretion may deem relevant.

               (b) Members of the Committee shall be entitled to receive options under the Plan to the same extent as other members of the Board. However, any grant of an option to a member of the Committee must be approved by a disinterested majority of the remaining members of the Committee; such member must be excused from any consideration of a grant of such option and must not participate in any manner in such decision.

        4. Shares of Stock Subject to the Plan. Subject to the provisions of
Section 6, the Board shall reserve initially an aggregate of 200,000 authorized and unissued shares of the no par

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value Common Stock of the Corporation for issuance upon the exercise of the options. The Board may from time to time reserve additional shares of authorized and unissued Common Stock for issuance upon exercise of options. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock subject to the expired or terminated option shall again be available for options under the Plan.

        5. Option Price. The purchase price of the shares of Common Stock covered by each option shall be determined by the Committee at the time the option is granted.

        6. Adjustment Upon Changes in Capitalization. In the event of a change in the Corporation's Common Stock by reason of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or similar action, the Committee shall make an appropriate adjustment of the number and class of shares of Common Stock subject to and the purchase price for each then outstanding option, consistent with and as provided in the corresponding option agreement under the Plan. In the event of any such change in the outstanding Common Stock, the Committee shall adjust appropriately the aggregate number and class of shares of Common Stock reserved and available under the Plan appropriately, and the Committee's determination on adjustment shall be conclusive. Any fractional shares from the computations pursuant to this Section 6 shall be eliminated, and no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares or other securities.

        7. Duration and Exercise of Options. The period during which an option may be exercised shall be determined by the Committee when the option is granted and shall not extend more than ten (10) years from the date on which the option is granted. The term of each option, once it is granted, may be reduced only as outlined in Sections 9 and 10 hereof. Except as provided in the option agreement relating to such option, an option may be exercised in whole or part at any time during its term. The Committee may impose vesting or other restrictions on the exercisability or conditions of the option. Except as provided in the option agreement relating to such option, the purchase price of the shares of Common Stock subject to the option shall be paid in full in cash upon the exercise of the option. If the option agreement so provides, the purchase price may be paid in whole or in part with: (1) other shares of Common Stock (in the case of shares acquired on exercise of an option, such shares must have been owned by the Optionee for more than six months on the date of surrender); (2) consideration received by the Corporation under a cashless exercise program implemented by the Corporation in connection with the Plan; or (3) such other consideration and method of payment as may be permitted by law. If the purchase price is paid in whole or in part with shares, the cash and any shares surrendered must have a fair market value (determined as of the day preceding the date of exercise) that is not less than the purchase price for the number of shares for which the option is being exercised. An Optionee shall not have any of the rights of a shareholder with respect to the Common Stock subject to the option until such shares shall be issued to him or her upon the exercise of the option and the payment of the purchase price. Except as provided in Section 9, no option may be exercised after termination of the Optionee's employment with the Corporation. In no event may an option be exercised after the expiration of its term.

        8. Assignability. Each option granted under this Plan shall be transferable only by will or by the laws of descent and distribution and shall be exercisable, during an Optionee's lifetime, only by the Optionee and his or her duly appointed legal representatives.

        9. Termination of Relationship with Corporation. The times and conditions upon which an option will terminate where an Optionee terminates, or the Corporation terminates, his or her director or employment relationship with the Corporation shall be determined by the Committee at

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the time the option is granted; provided, however, that in no event shall an option be exercised more than then (10) years from the date it was granted. Nothing in the Plan or any option agreement granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Corporation or interfere in any way with the Corporation's right to terminate such individual's employment.

        10. Acceleration of Vesting Upon a Change in Control. Upon the date of a Change in Control, all outstanding options shall become fully vested and exercisable. If a Change in Control occurs on account of a series of transactions, the date of the Change in Control shall be the date of the last of such transactions. For purposes of this Section, "Change in Control" means the occurrence of any of the following events:

               (a) Any "person" (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) acquires "beneficial ownership" (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power represented by the Corporation's then outstanding voting securities (the "Voting Power"), but excluding for this purpose an acquisition by the Corporation or an "affiliate" (as defined in Rule 12b-2 under the Act) or by an employee benefit plan of the Corporation or an affiliate.

               (b) The individuals who constitute the Board on the effective date hereof (individually, an "Incumbent Director" and, collectively, the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board will be considered a member of the Incumbent Board, but excluding for this purpose any such individual not otherwise an Incumbent Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation.

               (c) The shareholders of the Corporation approve a reorganization, merger or consolidation, in each case, in which the owners of the Voting Power of the Corporation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Voting Power of the corporation resulting from such reorganization, merger or consolidation.

               (d) The shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation.

        11. Effectiveness of Plan. The exercise of each option granted pursuant to the Plan shall be subject to the requirement that if at any time the Corporation shall determine, in its discretion, that (a) the listing on any securities exchange or the registration or qualification under any state or federal law of any shares of Common Stock otherwise deliverable upon its exercise, or (b) the consent or approval of any regulatory body or the shareholders is necessary or desirable as a condition of, or in connection with, such exercise or delivery or purchase of shares of Common Stock pursuant to such exercise, then, in any event, such exercise shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Corporation.

        12. Termination and Expiration of the Plan. The Plan may be abandoned or terminated at any time by the Board except with respect to any options then outstanding under the Plan. Unless terminated earlier in accordance with this Section, the Plan shall terminate when all shares

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of Common Stock reserved for issuance under the Plan have been issued. No option shall be granted pursuant to the Plan after ten years from effective date of the Plan.

        13. Amendment of the Plan. The Board may at any time and from time to time modify and amend the Plan (including the form of any option agreement to be executed pursuant hereto) in such respects as the Board may deem advisable. Modifications or amendments to the Plan are not required to be approved by the Corporation's shareholders, except to the extent required by applicable law. No termination, modification or amendment of the Plan shall, without the consent of the Optionee, affect such Optionee's rights under an option previously granted to him or her.

        14. Effective Date of Plan. This Plan shall become effective upon adoption by the Board subject to approval by the shareholders of the Corporation and such other approval as may be required by applicable law. This Plan shall not become effective unless such shareholder approval shall be obtained within twelve months before or after the adoption of the Plan by the Board.

        15. Applicable Law. Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.





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